Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
VideoLabs, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.








                                        Boulay, Heutmaker, Zibell & Co. P.L.L.P.


Minneapolis, Minnesota
June 11, 1998